                                                                     Exhibit 3.6

                                    BYLAWS

                                      OF

                           WESTBOROUGH BANCORP, MHC


                                   ARTICLE I

                                 ORGANIZATION

            The name of the corporation is "Westborough Bancorp, MHC" (the "Corporation"). The location of its main office shall be as set forth in the charter. The Corporation may have such additional offices, either within or without the United States, as the Board of Trustees may from time to time designate in accordance with applicable law.

                                  ARTICLE II

                                  CORPORATORS

            Section 1. NOMINATION; ELECTION; NUMBER; TERM. The initial members of the Board of Corporators shall consist of those persons who both (a) are serving as Corporators of Westborough De Novo Savings Bank on the date of the reorganization of Westborough De Novo Savings Bank into a mutual holding company in accordance with the provisions of Chapter 167H of the Massachusetts General Laws, and (b) meet the qualifications for the position of Corporator set forth in Section 6 of this Article II. Such initial Corporators shall continue to serve as Corporators for the balance of the terms to which they were elected prior to the reorganization, subject to the provisions of Sections 5 and 6 of this Article II. Nominations of persons for election to the Board of Corporators shall be made by the Board of Trustees' Nominating Committee. Corporators may be elected at any annual or special meeting of Corporators so long as the notice of the proposed meeting includes the election of Corporators as an item for action at the meeting. There shall not be less than twenty-five nor more than seventy-five Corporators. Except as provided in the second sentence of this paragraph, all Corporators shall be elected for a term of ten years, or, if a Corporator was elected at a special meeting of Corporators, such Corporator shall serve until the annual meeting next following the tenth anniversary of such Corporator's election. No person shall be elected or re-elected as a Corporator for a term extending beyond his or her 75th birthday.

            Section 2. MEETINGS. The Annual Meeting of the Corporators shall be held on the third Thursday of January of each year, if not a legal holiday or day of religious significance or on such other day (other than a legal holiday or a day of religious significance) as the Board of Trustees, the Chairman of the Board or the President may designate. The time and place of the meeting shall be designated by the Board of Trustees, the Chairman of the Board of Trustees or the President. Special meetings may be called by the Board of Trustees, the Chairman of the Board of Trustees or the President, or as otherwise required by law. Only those matters set forth in the notice of a special meeting may be acted upon at such special meeting. The President of the Corporation shall preside at all meetings of the Corporators. If there is no President or in the absence of the

President, the Chairman of the Board of the Corporation shall preside. If the President and Chairman are not present, a Trustee of the Corporation shall be appointed by the Corporators present to preside at the meetings.

            Section 3. NOTICE. Notice of each annual or special meeting of the Corporators shall be given by the Clerk by mailing written notice of the meeting to each Corporator not less than seven days before the meeting, and by advertisement in a newspaper as required by law. Each such notice shall be mailed to the Corporator at his or her address as appearing on the records of the Corporation and shall state the date, time, place and purposes of the meeting. The giving of notice to any Corporator may be waived by such Corporator in writing either before or after the meeting.

            Section 4. QUORUM AND VOTING. Except as otherwise provided in the charter or these bylaws, a quorum shall consist of thirteen Corporators or twenty-five percent of the total number of Corporators, whichever is greater, provided, however, that in any event not more than fifty Corporators shall be necessary to constitute a quorum. Each Corporator must be present in person to be entitled to vote, and each Corporator present in person shall be entitled to one vote. Except as otherwise provided in the charter or these bylaws, all questions shall be determined by vote of a majority of Corporators present in person at a meeting of the Corporators at which a quorum is present. If less than a quorum is present, a meeting of Corporators may be adjourned and reconvened from time to time until a quorum is present.

            Section 5. RESIGNATION AND REMOVAL. Any Corporator may resign at any time by giving written notice to the President or the Clerk. Unless otherwise specified in the notice, the resignation shall take effect immediately upon receipt. If any member of the Board of Corporators fails to attend two consecutive annual meetings, such membership may, by a vote of two-thirds of the Board of Corporators present and voting be declared forfeited, and the Clerk shall notify him or her of the action taken. If any member of the Board of Corporators fails to attend three consecutive annual meetings, his or her membership shall be declared forfeited, and the Board of Corporators shall notify the Corporator of the action taken. Any Corporator may be removed for cause, including but not limited to a violation of the Corporation's Standards of Conduct as in effect on the date of such violation, by a two-thirds vote of the Corporators present and voting or by a two-thirds vote of the Board of Trustees at a regular or special meeting of the Trustees. In the event any Corporator is employed by a subsidiary bank of the Corporation as an officer or other employee and such officer or other employee resigns from such position or is terminated from such position, with or without cause, then the Board of Trustees, by a majority vote, may in its discretion remove such person from his or her position as a Corporator, with or without cause.

            Section 6. QUALIFICATION. No Corporator shall serve as a corporator, trustee or officer of any other mutual holding company; as a trustee, director or officer of any bank or thrift institution which is not a subsidiary of the Corporation; or as a director or officer of any holding company for any bank or thrift institution which is not a subsidiary of the Corporation. No person shall be elected to serve or shall continue serving as a Corporator if he or she shall fail to be a depositor of a subsidiary bank of the Corporation.

                                  ARTICLE III

                                   TRUSTEES

            Section 1. NOMINATION; ELECTION; NUMBER; TERM. The initial members of the Board of Trustees shall consist of those persons who both (a) are serving as Trustees of Westborough De Novo Savings Bank on the date of the reorganization of Westborough De Novo Savings Bank into a mutual holding company in accordance with the provisions of said Chapter 167H, and (b) meet the qualifications for the position of Trustee set forth in Section 6 of this
Article III. Such initial Trustees shall continue to serve as Trustees for the balance of the terms to which they were elected prior to the reorganization, subject to the provisions of this Section 1 and Sections 5 and 6 of this Article
III. Nominations of persons for election to the Board of Trustees shall be made only by or at the direction of the Board of Trustees. Trustees may be elected at any annual meeting of Corporators if the notice of the proposed meeting includes the election of Trustees as an item for action at the meeting. The number of Trustees shall be established from time to time by the Board of Trustees, provided that the number so fixed shall be at least eleven. The Trustees shall be divided into three groups as nearly equal in number as possible and one of such groups shall be elected annually to serve for a term of three years and until their successors are elected and qualified. When the number of Trustees is changed, the Board of Trustees shall determine the class or classes to which the increased or decreased number of Trustees shall be apportioned. Any vacancy in the Board of Trustees, resulting from an increase in the number of Trustees or otherwise, may be filled by the Trustees for the balance of the vacant term.

            No person shall be eligible for election or re-election as a Trustee for a term extending beyond his or her 75th birthday; provided, however, that persons who have completed a term of office as Trustee for twenty years or more and who are not eligible for re-election solely because of age may, by vote of the Corporators, be granted the honorary title, Trustee Emeritus, of the Corporation. Trustees Emeritus shall not be deemed to be officers or members of the Board of Trustees, shall not receive compensation, shall not be required to attend meetings and shall not be authorized or required to perform any duties.

            Section 2. MEETINGS. The Board of Trustees shall hold a regular meeting at least once every three months. Such meetings shall be held on such dates, at such times and at such places as determined by the Chief Executive Officer. Special meetings may be called and held at any time as provided by law.

            Section 3. NOTICE. Notice of each special meeting of the Trustees shall be given by the Clerk by mailing written notice of the meeting to each Trustee not less than seven days before the meeting or by notice given to each Trustee in person or by telephone, telegram, facsimile, electronic mail or express delivery sent to his or her business or home address at least five days in advance of the meeting. Notices sent by mail shall be mailed to each Trustee at his or her address as appearing on the records of the Corporation. The notice shall state the date, time and place of the meeting. The giving of notice to any Trustee may be waived by such Trustee in writing either before or after the meeting. The attendance of a Trustee at a meeting shall constitute a waiver of notice of such meeting, except where a Trustee attends a meeting for the express purpose of objecting to the transaction of any business because such meeting is not lawfully called or convened.

            Section 4. QUORUM AND VOTING. Except as otherwise provided in the charter or these bylaws, a quorum shall consist of a majority of the total number of the Trustees and all questions shall be determined by vote of a majority of Trustees present in person at a meeting of Trustees at which a quorum is present. If less than a quorum is present, a meeting of Trustees may be adjourned and reconvened from time to time until a quorum is present.

            Section 5. RESIGNATION AND REMOVAL. Any Trustee may resign at any time by giving written notice to the Chief Executive Officer or the Clerk. Unless otherwise specified in the notice, the resignation shall take effect immediately upon receipt. At any meeting of the Trustees, the Trustees may remove any Trustee or Trustees for cause, including but not limited to a violation of the Corporation's Standards of Conduct as in effect on the date of such violation, by a vote of two-thirds of the entire Board of Trustees. Any Trustee who fails to attend at least 25% of the regular meetings in a twelve month period shall no longer be qualified to serve as a Trustee and shall automatically be removed from his or her position as Trustee unless such absences are excused by resolution of the Board of Trustees.

            Section 6. QUALIFICATION. No Trustee shall serve as a corporator, trustee or officer of any other mutual holding company; as a trustee, director or officer of any bank or thrift institution which is not a subsidiary of the Corporation; or as a director or officer of any holding company for any bank or thrift institution which is not a subsidiary of the Corporation. No person shall be elected or appointed to serve or shall continue serving as a Trustee if he or she is not a Corporator, except that any person elected by the Board of Trustees pursuant to the last sentence of Article III, Section I hereof to fill a vacancy on the Board of Trustees, however created, need not be a Corporator at the time of such election or at any time prior to the next Annual Meeting of Corporators.

            Section 7. POWERS AND DUTIES. The Trustees shall have the power and authority to govern the business and affairs of the Corporation subject to the charter and these by-laws.

            Section 8. COMPENSATION. Trustees shall receive such compensation as may be determined from time to time by the Board of Trustees.

            Section 9. MANNER OF PARTICIPATION. Members of the Board of Trustees or committees of the Board appointed pursuant to these bylaws may participate in meetings by means of a conference telephone or similar communication equipment by which all persons participating in the meeting can hear each other. Such participation shall constitute presence in person but shall not constitute attendance for the purpose of compensation pursuant to Section 8 of this Article III, unless the Board of Trustees by resolution so provides.

                                   ARTICLE IV

                                   COMMITTEES

            Section 1. IN GENERAL. The Board of Trustees may appoint, or authorize the Chairman of the Board to appoint, such committees as the Board of Trustees from time to time may determine. Such committees shall be elected or appointed as provided by law and may exercise the powers and shall perform the duties required by applicable provisions of law. Members of committees appointed by the Board of Trustees or the President shall serve at the pleasure of the Board of Trustees.

            Section 2. EXECUTIVE COMMITTEE. The Board of Trustees shall appoint an Executive Committee. The Executive Committee shall exercise all powers of the Board of Trustees between meetings of the Board of Trustees, except those powers which by law, the charter or these bylaws may not be delegated. The Executive Committee members shall be elected from the Board of Trustees to serve for five year terms, provided the President and the Chairman of the Board of the Corporation shall serve as members of the Executive Committee.

            Section 3. NOMINATING COMMITTEE. A committee of three Trustees shall be appointed by the Chairman of the Board of Trustees with the approval of the Executive Committee to serve as a Nominating Committee responsible for nominating persons to serve as Corporators. Each member of the Nominating Committee shall serve for a one-year term or until his or her successor is appointed by the Chairman of the Board of Trustees.

                                   ARTICLE V

                                   OFFICERS

            Section 1. COMPOSITION AND DUTIES. The officers of the Corporation shall consist of a President, one or more Vice Presidents, a Treasurer, a Clerk and such other officers as the Trustees may from time to time elect. Such officers shall serve at the pleasure of the Board of Trustees. The powers and duties of the officers shall be as follows:

                  (a) PRESIDENT. The President shall be the Chief Executive
            Officer unless the Board of Trustees, by special vote, confer the duties of Chief Executive Officer upon the Treasurer or an Executive Vice President. The President or such other Chief Executive Officer shall have authority to appoint any agents or employees, other than those provided by law or by these bylaws to be elected or appointed by the Corporators or the Board of Trustees, and to prescribe their authority and duties which may include the authority to appoint subordinate agents or employees. In addition to said authority and to the powers to preside at meetings, hereinbefore provided, the President shall have such other powers, authority and duties as from time to time may be provided by law or by action of the Board of Trustees.

                  (b) VICE PRESIDENTS. Each Vice President shall have such
            powers and perform such duties as from time to time the President may delegate or as the Board of Trustees may prescribe. In case of the absence or disability of the President, any Vice President or the Treasurer may, at the President's request, except as otherwise provided in these bylaws, act temporarily in the President's place, unless and until the Board of Trustees shall take other action as provided in these bylaws.

                  (c) TREASURER AND ASSISTANT TREASURERS. The Treasurer shall have the control of the money, securities and other property belonging to the Bank, and shall cause the same to be held or deposited for safekeeping subject to the authority of the Board of Trustees and shall perform such other duties as are usually required of the Treasurers of savings banks, or as may be prescribed by law or by the Board of Trustees.

                  The Assistant Treasurers and any Vice Treasurer may perform any or all the duties of the Treasurer, and shall have such other power and perform such other duties as from time to time may be assigned to them, respectively, by the Board of Trustees or be delegated to them by the President.

                  (d) CLERK. The Clerk shall keep a record of the proceedings at all of the meetings of the Corporators and of the Board of Trustees and shall perform such other duties as are provided by law. In case of the absence or disability of such Clerk, the President may designate a person, other than an operating officer, who shall send the required notices of meetings during such absence or disability; and the President or other Chief Executive Officer may appoint a person who is not an operating officer to serve a Clerk PRO TEM.

            Section 2. ELECTION. The Board of Trustees shall have authority to elect all officers.

            Section 3. RESIGNATION AND REMOVAL. Any officer may resign at any time giving written notice to the Chief Executive Officer or the Board of Trustees. Unless otherwise specified in the notice, the resignation shall take effect immediately upon receipt. Any officer elected by the Board of Trustees may be removed at any time with or without cause by the Board of Trustees or by the Executive Committee. Any officer appointed by the Chief Executive Officer, and any employee or agent of the Corporation, may be removed at any time with or without cause by the Chief Executive Officer, by the Board of Trustees or by the Board of Investment.

            Section 4. QUALIFICATION. No officer of the Corporation shall serve as a corporator, trustee or officer of any other mutual holding company, as a trustee, director or officer of any bank or thrift institution which is not a subsidiary of the Corporation, or as a director or officer of any holding company for any bank or thrift institution which is not a subsidiary of the Corporation.

            Section 5. COMPENSATION. The compensation of all officers shall be established by the Board of Trustees.

                                   ARTICLE VI

                                INDEMNIFICATION

            Section 1. DEFINITIONS. For purposes of this Article: (a) "Officer" means any Corporator, Trustee, or officer of the Corporation who serves or has served in such capacity and any heirs or personal representatives of such person; (b) "Non-Officer Employee" means any person who serves or has served as an employee of the Corporation but who is not or was not an Officer, and any heirs or personal representatives of such person; (c) "Proceeding" means any action, suit or proceeding, civil or criminal, brought or threatened in or before any court, tribunal, administrative or legislative body or agency and any claim which could be the subject of a Proceeding; and (d) "Expenses" means any liability fixed by a judgment, order, decree or award in a Proceeding, any amount reasonably paid in settlement of a Proceeding and any professional fees or disbursements or other expenses reasonably incurred in a Proceeding.

            Section 2. INDEMNIFIED PARTIES. Except as provided in Sections 4 and 5 of this Article VI, each Officer shall be indemnified by the Corporation against any and all expenses incurred by such Officer in connection with any Proceeding in which such Officer is involved as a result of serving or having served (a) as a Corporator, Trustee, officer or employee of the Corporation, (b) in any capacity with respect to any employee benefit plan sponsored by the Corporation or any wholly-owned subsidiary of the Corporation, (c) as a director, officer or employee of any wholly-owned subsidiary of the Corporation, or (d) in any capacity with any other corporation, organization, partnership, joint venture, trust or other entity at the request or direction of the Corporation.

            Section 3. NON-OFFICER EMPLOYEES. Except as provided in Sections 4 and 5 of this Article VI, each Non-Officer Employee of the Corporation may, in the discretion of the Board of Trustees, be indemnified by the Corporation against any and all Expenses incurred by such Non-Officer Employee in connection with any Proceeding in which such Non-Officer Employee is involved as a result of serving or having served (a) as an employee of the Corporation, (b) in any capacity with respect to any employee benefit plan sponsored by the Corporation or any wholly-owned subsidiary of the Corporation, (c) as a director, officer or employee of any wholly-owned subsidiary of the Corporation, or (d) in any capacity with any other corporation, organization, partnership, joint venture, trust or other entity at the request or direction of the Corporation.

            Section 4. SERVICE AT THE REQUEST OR DIRECTION OF THE CORPORATION. No indemnification shall be provided to any Officer or Non-Officer Employee with respect to serving or having served in any of the capacities described in
Section 2(d) or 3(d) above unless the following two conditions are met: (a) such service was requested or directed in each specific case by a vote of the Board of Trustees or by vote of the Executive Committee prior to the occurrence of the event to which the indemnification relates, and (b) the Corporation maintains insurance coverage for the type of indemnification sought. The Corporation shall not be liable for indemnification under Section 2(d) or 3(d) above for any amount in excess of the proceeds of insurance received with respect to such coverage as the Corporation in its discretion may elect to carry. The Corporation may, but shall not be required to, maintain insurance coverage with respect to indemnification under Section 2(d) or 3(d) above. Notwithstanding any other provision of this Section 4, but subject to Section 5 of this Article VI, the Board of Trustees may provide an Officer or Non-Officer Employee with indemnification under Section 2(d) or 3(d) above as to a Proceeding even if one or both of the two conditions specified in this Section 4 have not been met and even if the amount of the indemnification exceeds the amount of the proceeds of any insurance which the Corporation may have elected to carry, provided that the Board of Trustees in its discretion determines it to be in the best interests of the Corporation to do so.

            Section 5. GOOD FAITH. No indemnification shall be provided to an Officer or to a Non-Officer Employee with respect to a matter as to which such person shall have been adjudicated in any Proceeding not to have acted in good faith in the reasonable belief that the action of such person was in the best interests of the Corporation. In the event that a Proceeding is compromised or settled so as to impose any liability or obligation upon an Officer or Non-Officer Employee, no indemnification shall be provided to said person with respect to a matter if there is a determination that with respect to such matter that such person did not act in good faith in the reasonable belief that the action of such person was in the best interests of the Corporation. The determination shall be made by a majority vote of those Trustees who are not involved in such Proceeding. However, if there are less than three disinterested Trustees, the determination shall be made by a committee consisting of three disinterested Corporators, chosen at a regular or special meeting of the Board of Trustees to make such determination.

            Section 6. PRIOR TO FINAL DISPOSITION. Any indemnification provided under this Article, in the case of an Officer shall include, and in the case of a Non-Officer Employee may in the discretion of the Board of Trustees include, payment by the Corporation of Expenses incurred in defending a Proceeding in advance of the final disposition of such Proceeding upon receipt of an undertaking by the Officer or Non-Officer Employee to repay such payment if such person shall be adjudicated or determined to be not entitled to indemnification under this Article.

            Section 7. INSURANCE. The Corporation may, but shall not be required to, purchase and maintain insurance to protect itself and any Officer or Non-Officer Employee against any liability of any character asserted against or incurred by the Corporation or any such person, or arising out of any such status, whether or not the Corporation would have the power to indemnify such person against such liability by law or under the provisions of this Article.

            Section 8. INDEPENDENT INDEMNIFICATION. Nothing in this Article shall limit any lawful rights to indemnification existing independently of this Article.

                                  ARTICLE VII

                                 MISCELLANEOUS

            Section 1. FISCAL YEAR. Except as otherwise provided by the Board of Trustees, the fiscal year of the Corporation shall end on September 30 of each year.

            Section 2. SEAL. The Board of Trustees shall have power to adopt and alter the seal of the Corporation.

            Section 3. EXECUTION OF INSTRUMENTS. All deeds, leases, transfers, contracts, bonds, stock certificates and other certificates representing securities, notes and other obligations and certificates to be executed by the Corporation in the ordinary course of its business without Trustee action may be executed on behalf of the Corporation by the Chairman of the Board, the Chief Executive Officer, the President or any other officer or agent of the Corporation as the Board of Trustees may authorize for such purpose.

            Section 4. VOTING OF SECURITIES. Unless the Board of Trustees otherwise provides, the Chief Executive Officer, the President or any other officer or agent designated by the Board of Trustees may waive notice of or act on behalf of the Corporation or appoint another person or persons to act as proxy or attorney in fact for the Corporation with or without discretionary power and/or power of substitution at any meeting, or to execute any written consent in lieu of any meeting, of the stockholders or shareholders of any other corporation or organization any of whose securities are held by the Corporation.

            Section 5. SUBSIDIARY. For purposes of these by-laws, "subsidiary" of the Corporation means (i) any corporation in which the Corporation directly or indirectly through subsidiaries holds a substantial controlling interest at the time or (ii) any partnership, association, joint venture or other entity in which the Corporation directly or indirectly through subsidiaries holds a substantial controlling interest at the time.

                                  ARTICLE VIII

                                   AMENDMENTS

            These bylaws may be amended by a two-thirds vote of the Corporators present in person and voting at a duly constituted regular or special meeting of the Corporators; provided, however, that the notice for such meeting must state that a purpose of the meeting is to consider and act upon a proposed by-law amendment and shall include the text of the proposed amendment or a summary thereof.